Exhibit 99.1

[Willow Financial Bancorp Logo]



         WILLOW FINANCIAL BANCORP, INC. FILES ANNUAL REPORT ON FORM
                           10-K - REVISES RESULTS

For Immediate Release

WAYNE, PA-October 1, 2007-Willow Financial Bancorp, Inc. (the "Company") (NASDAQ/Global Select Market: WFBC), the holding company for Willow Financial Bank (the "Bank"), announced today that it filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2007 with the Securities and Exchange Commission. The Company previously filed a notification on Form 12b-25 due to the delay in finalizing the Annual Report.

In connection with the completion of management's testing of the Company's internal controls and reviewing its financial statements at and for the year ended June 30, 2007, the Company determined that net income for the year ended June 30, 2007 was $8.4 million, or $0.54 per diluted share compared to $9.3 million or $0.60 per diluted share which was previously reported in the Company's earnings release of August 8, 2007. In addition, as described in the Form 10-K, the Company also adjusted its results for each of the other quarters in fiscal 2007. The reduction in reported net income for the year ended June 30, 2007 from the amounts reflected in the Company's August press release was due to corrections to previously reported amounts as the result of management's identification of two deficiencies, which constituted material weaknesses in the Company's internal control over financial reporting as of June 30, 2007. These deficiencies are fully described in management's report on internal control over financial reporting which is included in the Form 10-K. Management has developed, and is implementing, a remediation plan designed to correct the deficiencies identified from recurring in the future. The Company's Form 10-K will be distributed to shareholders shortly. In the interim, it is available on the Company's website at www.wfbonline.com, or the SEC's website, www.sec.gov.

Donna M. Coughey, President and CEO of the Company said: "Obviously, this is a challenging regulatory and reporting environment. Despite various improvements in our controls and oversight processes during the past 18 months, we identified two material deficiencies in internal controls. We regret the delay in filing our report and the adjustments that were required as a result of finalization of our year-end financial statements. We are confident that we have identified the problems and have designed an appropriate remediation plan. We pledge to be even more vigilant in the future to maintain the confidence of our shareholders."

About Willow Financial Bancorp
------------------------------

Willow Financial Bancorp is the holding company for Willow Financial Bank. Willow Financial Bank, founded in 1909, is a full-service, community-oriented bank, offering a broad array of deposit, loan and investment products for individuals and businesses. With 29 locations across Montgomery, Chester, Bucks and Philadelphia counties, Pennsylvania, Willow Financial Bank


[Willow Financial Bancorp Logo]



offers its customers and clientele banking beyond the traditional - convenient locations, extended hours, and the personal attention of a local bank - with the products and services of a regional one.

Forward Looking Statements
--------------------------

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to management's intentions, plans, beliefs, expectations or opinions. Forward-looking statements may be identified by the use of words such as "believe", "expect", "will", "anticipate", "intend", "plan", "estimate", "could", "may", "likely", "probably" or "possibly". Willow Financial Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Company contacts:

Donna M. Coughey,
President and Chief Executive Officer
Joseph T. Crowley,
Chief Financial Officer
Willow Financial Bancorp, Inc.
610-995-1700